EXHIBIT 10.33

LICENSE AND DISTRIBUTION AGREEMENT FOR COMPUTER

SOFTWARE PACKAGE

Contract # PalmSource-2002-1

This Agreement is made and entered into and effective as of June 28, 2002 (the “Effective Date”) between Mentat Inc., a California corporation having a principal place of business at 1145 Gayley Avenue, Suite 315, Los Angeles, CA 90024 (“Mentat”), and PalmSource, Inc. a subsidiary of Palm, Inc., a Delaware corporation having a principal place of business at 5470 Great America Parkway, Santa Clara, CA 95052 (“Licensee”).

This Agreement supersedes and replaces in its entirety the Limited Use License Agreement for Computer Software Package Palm-2001-1 dated June 5, 2001 between Palm, Inc. and Mentat, including all addendums and amendments thereto.

1. DEFINITIONS

(a) “Addendum” means an attachment to this Agreement describing Original Software licensed to Licensee by this Agreement and the particular terms associated with that Original Software.

(b) “Licensee Site” means those buildings owned or leased by Licensee which are used by Licensee for development and testing of Palm OS.

(c) “Confidential Source Code” means any portion of the human readable source code of Licensed Software.

(d) “Original Software” means source and object code versions of Mentat software, provided by Mentat, as identified in an Addendum, executed by both parties, and all enhancements, updates and bug fixes provided to Licensee by Mentat, together with supporting documentation as described in each Addendum.

(e) “Derivative Software” means Original Software as modified by Licensee or a PalmSource Sublicensee, which modifications will remain the property of Licensee, for use in connection with and adapted for Palm OS.

(f) “Licensed Software” means both Original Software and any Original Software contained in Derivative Software.

(g) “Source Code Fee” means a one-time fee as described in Sections 2(a), 5(a) and each Addendum.

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(h) “Support Fee” means an annual fee as described in Section 6(a) and each Addendum.

(i) “Support Period” means a one (1) year period starting February 5, 2002, and each successive yearly period.

(j) “Palm OS” means the Palm OS operating system and the related desktop tools and development tools used solely for the purpose of development of software for the Palm OS operating system, owned exclusively by Licensee and its suppliers and licensed by Licensee.

(k) “Distribution Fee” means a yearly fee for the [**] PalmSource Sublicensees as described in Sections 2(b), 5(d) and each applicable Addendum.

(l) “Sublicensee Product” means a handheld computing or communications device utilizing the Palm OS and incorporating the Licensed Software or Derivative Software which is developed and commercially distributed by a PalmSource Sublicensee.

(m) “End User” means any third party which obtains one or more units of a Sublicensee Product solely for its own use and not for further distribution or resale.

(n) “PalmSource Sublicensee” means a third party that develops, manufactures, markets and distributes, directly or indirectly, Sublicensee Products, pursuant to an executed, written license to the Palm OS from Licensee. Palm, Inc. shall be considered a PalmSource Sublicensee.

(o) “Sublicensee Site” means those buildings owned or leased by a PalmSource Sublicensee or its Contractor which are used by PalmSource Sublicensee or its Contractor for development and testing of Sublicensee Products.

(p) “Source Sublicense Fee” means a fee for sublicenses of the Confidential Source Code to PalmSource Sublicensee as described in Sections 2(c), 5(e) and each applicable Addendum.

(q) “Additional Sublicensee Fee” means an annual fee for each PalmSource Sublicensee in excess of the [**] PalmSource Sublicensees as described in Sections 2(b), 5(f) and each applicable Addendum.

(r) “Contractor” means a third party which (i) a PalmSource Sublicensee has contracted with to perform development or testing of Sublicensee Product, (ii) has entered into a written agreement with such PalmSource Sublicensee which contains provisions no less protective of the intellectual property of PalmSource and its suppliers than those contained herein, and (iii) has been approved by PalmSource to such PalmSource Sublicensee to use Palm OS in source or binary form solely for such development work.

[**] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

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2. LICENSE

(a) Subject to the payment of the applicable Source Code Fee in Section 5(a) and each Addendum, and the terms and conditions of this Agreement, Mentat hereby grants to Licensee a non-transferable and non-exclusive, worldwide license to use, copy, have copied and display Original Software and to modify and have modified Original Software into Derivative Software, and to use, copy, have copied and display the Original Software as incorporated into such Derivative Software, and to integrate Original Software and Derivative Software with Licensee’s own proprietary software; provided that all of the foregoing activities shall be only for the purpose of development, evaluation and testing Palm OS located within Licensee Sites.

(b) Subject to the payment of the applicable Distribution Fee in Section 5(d) and each Addendum and the applicable Additional Sublicensee Fee in Section 5(f) and each Addendum and the terms and conditions of this Agreement, Mentat hereby grants to Licensee a non-transferable and non-exclusive, worldwide, binary license to use, perform, display, reproduce, have reproduced, distribute, have distributed, and sublicense the object code portion (‘Binary Copies’) of Licensed Software and any Non-Confidential Header Files (as defined in the Addendum) to PalmSource Sublicensees for use solely with respect to Sublicensee Products. Each PalmSource Sublicensee shall sublicense each End User of Sublicensee Products the right to use the Licensed Software and any Non-Confidential Header Files solely for such End User’s own usage. Each such sublicense shall be granted in an end user license agreement with terms substantially the same as those set forth in Exhibit A. Licensee shall require PalmSource Sublicensees to use reasonable efforts to enforce the terms and conditions of such End User License Agreements. Prior to any distribution of Sublicensee Products by a PalmSource Sublicensee, such PalmSource Sublicensee shall execute PalmSource’s Palm OS software license agreement with Licensee that contains terms no less protective of Mentat than this Agreement.

(c) Subject to the payment of the applicable Source Sublicense Fee in Section 5(e) and each Addendum, and the terms and conditions of this Agreement, Mentat hereby grants to Licensee the worldwide right to sublicense to PalmSource Sublicensees all the rights granted to Licensee in Section 2(a), provided that Confidential Source Code shall be provided only in conjunction with the source code for Palm OS and only for the purpose of development and testing of Sublicensee Products located within Sublicensee Sites. Licensee shall not ship the Confidential Source Code to a PalmSource Sublicensee until a Palm OS license agreement, with terms no less protective of Mentat than this Agreement, has been executed between Licensee and such PalmSource Sublicensee. Licensee and PalmSource Sublicensees shall provide the Confidential Source Code to a Contractor only in conjunction with the source code for Palm OS and only for the purpose of development and testing of Sublicensee Products located within Sublicensee Sites, and only after a Palm OS license agreement, with terms no less protective of Mentat than this Agreement, has been executed between Licensee and such Contractor, provided that Licensee shall remain liable to Mentat for any breach of this Agreement.

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(d) In conjunction with the licenses granted in Section 2(b), Mentat hereby grants to Licensee a non-transferable, non-exclusive, and worldwide license to use, modify, reproduce, have reproduced, and distribute all portions of the documentation supplied to Licensee with the Original Software (except for those portions of the documentation provided to Licensee by Mentat which are expressly marked as “Confidential”) for the purpose of creating Licensee’s user manuals (‘Manuals’). Mentat hereby grants to Licensee the right to sublicense to PalmSource Sublicensees a non-transferable and non-exclusive license to use, modify, reproduce, have reproduced, and distribute Manuals.

3. CONFIDENTIALITY

(a) “Confidential Information” means all information, whether written or oral, and in any form (including, without limitation, engineering documents, research and development, manuals, reports, designs, drawings, plans, flowcharts, software (in source or object code), program listings, data file printouts, printed circuit boards, processes, component part listings and prices, product information, new product plans, sales and marketing plans and/or programs, pricing information, customer lists and other customer information, financial information and employee files or other employee information) relating to either party’s business or technology which is disclosed by such party either directly or indirectly to the other party. In addition, Confidential Information shall also include the Confidential Source Code, with respect to Mentat, and the Palm OS, with respect to Licensee.

Each party agrees that the Confidential Information, and any trade secrets or confidential information pertaining to such Confidential Information, and the terms and conditions of this Agreement will be considered and referred to collectively in this Agreement as “Confidential Information.” Except and to the extent provided in Section 3(b) below, each party agrees not to allow any Confidential Information of the other party to be disclosed, reproduced or otherwise used except in accordance with Section 2 or for archival or backup purposes at Licensee Sites.

(b) The undertakings and obligations of the parties under this Section will not apply, however, to any information which:

i. was in the receiving party’s rightful possession before receipt from the disclosing party as can be demonstrated by the receiving party’s records in existence before receipt of the information from the disclosing party;

ii. is or becomes a matter of public knowledge through no fault of the receiving party;

iii. is rightfully received by the receiving party from a third party without a duty of confidentiality;

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iv. is independently developed by the receiving party without reference to the disclosing party’s Confidential Information; or

v. is approved for release by written authorization of the disclosing party.

(c) Licensee shall not knowingly permit anyone to use any portion of Licensed Software for purposes other than as authorized by this Agreement. In the event Licensee becomes aware that Licensed Software licensed or sublicensed under this Agreement is being used in an unauthorized manner, Licensee shall promptly notify Mentat in writing of such facts and agrees to use reasonable efforts to have such unauthorized use immediately terminated.

(d) Neither party will disclose, publish, or disseminate Confidential Information of the other party to anyone other than those of its employees and contractors with a demonstrable need to know who have binding, written, confidentiality obligations to the receiving party that protect such Confidential Information against unauthorized disclosure. Each party further agrees to take reasonable precautions to prevent any unauthorized use, disclosure, publication, or dissemination of Confidential Information.

(e) Licensee will ensure that all copies of Licensed Software reproduced, sublicensed and delivered under this Agreement include in human readable format any and all confidential, proprietary and copyright notices and markings contained on the Original Software provided by Mentat.

(f) Each party acknowledges and agrees that in the event of an unauthorized reproduction, disclosure or use of the other party’s Confidential Information, the disclosing party may not have an adequate remedy at law, and therefore will be entitled to seek injunctive or other equitable relief to restrain such reproduction, disclosure or use, whether actual or threatened.

(g) Each party shall be free to use for any purpose the residuals resulting from access to or work with Confidential Information, provided that such party maintains the confidentiality of the Confidential Information as provided herein. The term “residuals” means information in non-tangible form, which may be retained by persons without the use of any memory aids who have had access to the Confidential Information, including ideas, concepts, know-how or techniques contained therein excluding program code in which such underlying ideas are expressed. Each party shall have no obligation to limit or restrict the assignment of any of its employees, or to pay royalties for any work resulting from the use of residuals. However, the foregoing shall not be deemed to grant to the receiving party any rights or license under the disclosing party’s copyrights or patents or extend the scope of any license rights granted under this Agreement.

(h) The provisions of this Section 3 shall survive the termination or expiration of this Agreement.

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4. OWNERSHIP

(a) Licensee acknowledges that Mentat represents that the Licensed Software is the property of Mentat and contains valuable trade secrets and confidential information proprietary to Mentat.

(b) For all bug fixes, corrections, or other modifications to the Original Software which are provided by Licensee to Mentat at Licensee’s sole option and that Mentat in its sole discretion decides to incorporate into Original Software, Licensee hereby assigns to Mentat all right, title and interest in and to such bug fixes, corrections, or other modifications to the Original Software and all copyrights and other intellectual property rights therein, together with all rights arising from such ownership. Licensee agrees to provide reasonable assistance to Mentat, at Mentat’s sole cost and expense, to perfect its rights in the Original Software.

(c) The Licensed Software is a commercial product developed solely at the private expense of Mentat. If the Licensed Software is used by, or licensed to, any United States Government agency, whether military or civilian, such use, reproduction, release, modification or disclosure (“use”) of the Licensed Software, or any part thereof, including related technical data, is restricted in accordance with Federal Acquisition Regulation (“FAR”) 12.212 for civilian agencies and Defense Federal Acquisition Regulation Supplement (“DFARS”) 227.7202 for military agencies. Such use is further restricted as set forth in this Agreement or any Addendum hereto.

(d) Licensee shall own all right, title and interest in and to the Derivative Software, exclusive of the Original Software.

5. LICENSE FEES

(a) In consideration of the source code license rights granted by Mentat to Licensee in Section 2(a) for the Licensee Site, Licensee agrees to pay the Source Code Fee to Mentat as stated in each Addendum. The Source Code Fee shall be invoiced upon execution of each Addendum.

(b) All payments under this Agreement are payable forty-five (45) days after receipt by Licensee of an invoice from Mentat. Any payments which are past due shall accrue interest starting from the due date at a rate of the lesser of (1) [**]; or (2) the maximum interest rate allowed under law.

(c) All fees under this Agreement are exclusive of any and all taxes, duties, or levies.

(d) In consideration of the distribution rights granted by Mentat to Licensee in Section 2(b), Licensee agrees to pay the Distribution Fee to Mentat as stated in each Addendum. The Distribution Fee will be calculated on a calendar year basis beginning from January 1, 2003. The Distribution Fee shall be paid in two half-yearly payments of fifty percent (50%) each on January 1 and July 1 of each year. If first customer distribution of Palm OS into which the

[**] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

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Licensed Software is incorporated (‘First Customer Shipment’) occurs prior to January 1, 2003, Licensee shall pay to Mentat a pro-rated amount of the Distribution Fee for the time period from First Customer Shipment until December 31, 2002 based on the Distribution Fee for the year 2003. Such pro-rated amount of the Distribution Fee is due immediately upon First Customer Shipment, along with a written notice from Licensee to Mentat that First Customer Shipment has occurred. The obligations of this Section 5(d) shall survive termination of this Agreement for any reason until July 1, 2007.

(e) In consideration of the source code distribution rights granted by Mentat to Licensee in Section 2(c) for the Sublicensee Site, Licensee agrees to pay the Source Sublicense Fees to Mentat as stated in each Addendum. At Licensee’s election, Source Sublicense Fees may be paid individually per PalmSource Sublicensee or in a Source Sublicense Package. For each sublicense of the Confidential Source Code by Licensee, prior to delivery of the Confidential Source Code to PalmSource Sublicensee, Licensee shall provide notice to Mentat specifying the name of such PalmSource Sublicensee, unless Licensee is contractually prohibited from disclosing the identity of such PalmSource Sublicensee, in which event Licensee shall notify Mentat of the distribution to a qualified PalmSource Sublicensee.

i. At any time, Licensee may elect, by written notice to Mentat, the Source Sublicense Package option as specified in each Addendum. Upon such election by Licensee of the Source Sublicense Package option, Licensee shall have the right to sublicense the Confidential Source Code to up to [**] PalmSource Sublicensees. The Source Sublicense Fee for the source sublicense package shall be due within thirty (30) days of such election by Licensee. For purposes of clarification, no credit shall be given towards the Source Sublicense Package for any individual Source Sublicenses purchased.

ii. Prior to any election of the source sublicense package by Licensee, and after Licensee has exercised all of the sublicenses in the source sublicense package, Licensee shall pay an individual source sublicense as specified in each Addendum for each sublicense of the Confidential Source Code to PalmSource Sublicensee by Licensee. Source Sublicense Fees for individual source sublicenses shall be paid by Licensee to Mentat prior to delivery of the Confidential Source Code by Licensee to such PalmSource Sublicensee.

(f) In consideration of the binary distribution nights granted by Mentat to Licensee in Sections 2(b), Licensee agrees to pay the Additional Sublicensee Fees to Mentat as stated in each Addendum. Within thirty (30) days after the end of each calendar year, Licensee shall send to Mentat a report setting forth the number of PalmSource Sublicensees distributing Sublicensee Products utilizing the Licensed Software during the preceding calendar year, [**] and a computation of Additional Sublicensee Fees due, and payment of any Additional Sublicensee Fees due. [**]

[**] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

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[**]. For any PalmSource Sublicensee which begins or discontinues distributing Sublicensee Products utilizing the Licensed Software during the preceding calendar year, Licensee shall prorate the Additional Sublicensee Fee due for such PalmSource Sublicensee based on the number of months during the preceding calendar year during which such distribution occurred.

6. SUPPORT AND TRAINING

(a) In consideration of the Support Fee as set forth in each Addendum, Mentat agrees to support Original Software during the Support Period. The Support Fee for the first Support Period of February 5, 2002 to February 4, 2003 shall be due immediately upon execution of this Agreement. The Support Fee for subsequent Support Periods will be invoiced forty-five (45) days prior to the beginning of each Support Period for the entire Support Period. Licensee agrees to continue support through February 4, 2007. Either party will notify the other party in writing at least sixty (60) days prior to the end of any succeeding Support Period if it chooses to discontinue support, provided that after February 4, 2007, Licensee may discontinue support at any time, with or without cause, upon written notice to Mentat; provided however, that upon such termination, Mentat shall not be obligated to refund to Licensee any portion of any Support Fees previously paid to Mentat. If Licensee elects to discontinue support and at a later date Licensee wishes to reinstate support, and if Mentat agrees to reinstate support, in addition to the Support Fee for the Support Period, Licensee shall pay a new Source Code Fee for delivery by Mentat to Licensee of the updated Confidential Source Code.

(b) Support consists of:

i. Mentat shall provide consultation via telephone, electronic mail, or fax for up to five (5) of Licensee’s technical representatives for the porting, integration, and troubleshooting of Licensed Software on Palm OS during Mentat’s normal business hours (9:00 a.m. – 6:00 p.m. California time, Monday through Friday, excluding holidays).

ii. Mentat shall correct any defects, non-conformities, malfunctions and other software problems (“Defects”) in Original Software so that Original Software will perform, function and operate in accordance with the documentation listed in the Addendum and any subsequent documentation furnished by Mentat from time to time. Major Defects mean Defects that make the Original Software unusable or cause Palm OS to crash (“Major Defects”). For Major Defects reported to Mentat by Licensee via the support mailing list, Mentat shall respond to Licensee via the support mailing list within one (1) business day. Licensee shall cooperate with Mentat to determine the cause of the Defect. Within three (3) business days of determining the cause of the Major Defect, and such Major Defect is due to a Defect in the Original Software, Mentat shall provide either a work-around solution or a bug fix for such Defect. Minor defects shall mean documentation errors or program errors that do not significantly impact the functionality of the Original Software (“Minor Defect”). Fixes for Minor Defects will be included in the next release of the Original Software. “Priority Defects” are Minor Defects designated by Licensee for which

[**] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

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Licensee requires a fix prior to the next release of the Original Software. Within five (5) business days (or other time mutually agreed between the parties) of determining the cause of the Priority Defect, and such Priority Defect is due to a Defect in the Original Software, Mentat shall provide either a work-around solution or a bug fix for such Defect. Licensee shall not designate more than [**] Priority Defects during any Support Period. Mentat will provide such fixes to Licensee in source code form (which fixes shall be considered part of the Confidential Source Code) or as instructions for correcting the Confidential Source Code previously provided to Licensee. Licensee is solely responsible for the creation of binary patches or new releases of Palm OS and distribution to PalmSource Sublicensees and End Users.

iii. Licensee shall be solely responsible for direct contact with PalmSource Sublicensees and End Users.

iv. Mentat and Licensee shall establish an electronic mailing list for support communications between Licensee and Mentat. All software defect reports and related communications shall be sent by electronic mail to such mailing list.

v. If Licensee finds any problem in the Original Software or if Licensee receives any reports of a problem from PalmSource Sublicensees or End Users that Licensee believes is caused by a problem in the Original Software, Licensee shall send a software defect report to Mentat and shall work with Mentat toward a resolution. Before sending a software defect report to Mentat, Licensee shall attempt to reproduce the problem in the Original Software. The software defect report shall describe the problem, the application being used, the software version, instructions on how to reproduce the problem (if available), and any other relevant information concerning the problem which would help Mentat troubleshoot the problem.

vi. Mentat shall provide to Licensee any new versions, bug fixes, or enhancements made by Mentat to the Original Software during the Support Period. New versions shall be provided to Licensee within thirty (30) days of general commercial release or other mutually agreed upon date. Releases for accumulated bug fixes will be delivered within thirty (30) days of request by Licensee.

(c) If Licensee requests and Mentat agrees to provide on-site support, Licensee agrees to pay Mentat’s then current consulting fees as well as travel, meal, and lodging expenses of Mentat personnel for such on-site support.

7. TERM AND TERMINATION

(a) The term of this Agreement shall commence as of the Effective Date and shall continue unless terminated as set forth below.

(b) This Agreement may be terminated:

[**] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

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i. thirty (30) days after written notice by either party, in the event of any default by the other party of any material term, covenant or obligation under this Agreement which is not cured during such thirty (30) day period; or

ii. immediately upon Mentat’s election, if a receiver, liquidator, trustee or like official is appointed for Licensee or any substantial portion of its property or if Licensee has filed or consented to any petition in bankruptcy or other insolvency proceedings or shall have made any assignment for the benefit of creditors; or

iii. immediately upon Licensee’s election, if a receiver, liquidator, trustee or like official is appointed for Mentat or any substantial portion of its property or if Mentat has filed or consented to any petition in bankruptcy or other insolvency proceedings or shall have made any assignment for the benefit of creditors; or

iv. immediately by Mentat pursuant to Section 9(c).

(c) In the event that Licensee is able to terminate this Agreement for Mentat’s breach or for reasons described in 7(b)iii, Licensee will have any one of the following options:

i. Licensee may terminate this Agreement immediately, subject to Licensee’s compliance with the provisions of Section 7(d); or

ii. Licensee may retain and continue to exercise the license rights granted to it hereunder, subject to compliance by Licensee with the terms and conditions of the Agreement, including the payment of the Distribution Fee, Source Sublicense Fee, Additional Sublicensee Fee, and Source Code Fee, except that Licensee will no longer be obligated to pay the Support Fee and Mentat will no longer be obligated to provide the support obligations set forth in Section 6.

(d) Upon termination by Mentat for Licensee’s material breach or under Section 7(b)iv, or upon termination by Licensee under Section 7(c)i, all rights granted by Mentat to Licensee shall terminate, subject to Section 7(e). The following conditions shall apply on termination:

i. Licensee and PalmSource Sublicensees shall discontinue use of Licensed Software and shall either deliver to Mentat or destroy all Licensed Software, and any related materials furnished by Mentat, together with all copies thereof;

ii. Licensee and PalmSource Sublicensees shall erase or destroy any part of Licensed Software contained in computer memory or data storage apparatus under the control of Licensee and PalmSource Sublicensees;

iii. Licensee shall certify in writing to Mentat within thirty (30) days of termination that Licensed Software, related materials and all copies thereof under its own control or

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under the control of PalmSource Sublicensees have either been returned to Mentat or destroyed and erased from computer memory or data storage apparatus.

(e) Upon termination of this Agreement for any reason, any license granted to End Users under this Agreement by Licensee or PalmSource Sublicensee prior to the date of termination shall remain in full force and effect. Except for a termination of this Agreement under Section 9(c) and 7(c)(ii) which shall be governed by such sections, Licensee and PalmSource Sublicensees may continue to manufacture and distribute any existing product lines incorporating the Licensed Software which are beta, gold master or in commercial release as of the effective date of termination for a period of six (6) months from the effective date of termination, provided that Licensee shall pay to Mentat a pro-rated Distribution Fee for such six (6) month period.

8. LIMITED WARRANTY, DISCLAIMER AND LIMITATION OF LIABILITY

(a) Mentat represents and warrants that Licensed Software in the form delivered by Mentat will at all times perform substantially as described in the documentation listed in the Addendum describing the Licensed Software.

(b) EXCEPT FOR THE EXPRESS LIMITED WARRANTIES SET FORTH ABOVE, LICENSED SOFTWARE IS PROVIDED ON AN AS-IS BASIS. EXCEPT AS SET FORTH IN SECTION 9, MENTAT HEREBY DISCLAIMS AND LICENSEE HEREBY EXPRESSLY WAIVES ANY AND ALL EXPRESS WARRANTIES OR REPRESENTATIONS OF ANY KIND OR NATURE, AND ANY AND ALL IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILTTY OR FITNESS FOR A PARTICULAR PURPOSE.

(c) THE PARTIES HEREBY AGREE THAT LICENSEE’S SOLE AND EXCLUSIVE REMEDY FOR BREACH OF ANY WARRANTIES HEREIN IS THE REPAIR AND/OR REPLACEMENT OF ANY DEFECTIVE SOFTWARE. IF FOR ANY REASON MENTAT IS UNABLE TO REPAIR OR REPLACE ANY DEFECTIVE SOFTWARE WITHIN A COMMERCIALLY REASONABLE TIME PERIOD, LICENSEE’S SOLE AND EXCLUSIVE REMEDY FOR BREACH OF ANY WARRANTIES HEREIN IS [**].

[**] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

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(d) EXCEPT WITH RESPECT TO ANY BREACH OF SECTION 2 BY LICENSEE OR SECTION 3 BY EITHER PARTY, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFIT) IN ANYWAY ARISING OUT OF OR RELATING TO THIS AGREEMENT WHETHER BASED UPON WARRANTY, CONTRACT, TORT OR ANY OTHER LEGAL THEORY IN ADDITION, MENTAT’S TOTAL LIABILITY TO LICENSEE FOR DIRECT DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL IN NO EVENT EXCEED [**].

9. PATENT AND COPYRIGHT INDEMNIFICATION

(a) Mentat represents and warrants that it has sufficient right, title and interest in and to the Licensed Software to enter into this Agreement and further warrants that it is not aware that the Licensed Software infringes [**] and that it has not been notified by a third party of a possibility that the Licensed Software might infringe any patent, copyright or other proprietary right of a third party. Each of Mentat’s employees, consultants, contractors, partners or agents who has been or will be involved in the development of the Original Software will have signed an agreement with Mentat conveying all proprietary rights in the Original Software to Mentat and agreeing to maintain in confidence all trade secrets embodied in the Original Software. Mentat has full power to enter into this Agreement, to carry out its obligations under this Agreement and to grant the rights granted to Licensee.

(b) Mentat agrees at its expense to defend Licensee and PalmSource Sublicensees in any suit, claim or proceeding brought against Licensee or a PalmSource Sublicensee alleging that Original Software infringes (i) any patent enforceable in the [**] and Mentat shall indemnify Licensee for any judgment of a court or settlement provided, however that Licensee (1) notifies Mentat promptly in writing of such suit, claim or proceeding, and (2) gives Mentat full control of the defense of such suit, claim, or proceeding and full information and assistance to defend such suit, claim or proceeding; provided that Mentat shall have no right to incur any liability on behalf of Licensee without Licensee’s prior written approval; and further provided that Mentat shall have no liability for settlements or costs incurred without its consent. Mentat shall have no liability to indemnify Licensee in any suit, claim or proceeding brought against Licensee to the extent the infringement or violation arises from the use of (1) any modification to the Original Software from what was supplied by Mentat and such infringement or violation would have been avoided if Licensee had used unmodified Original Software as supplied by Mentat, or (2) the combination of the Licensed Software with any third party software or hardware not combined by or for Mentat if the claim for such infringement or violation would have been avoided if such third party software or hardware had not been so combined with the Licensed Software.

[**] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

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(c) If Licensee’s use of Original Software is enjoined, or in the event that Mentat desires to minimize its liabilities hereunder, Mentat may, at its option, either, (1) substitute other functionally equivalent software, or (2) modify Original Software so that it remains functionally equivalent, but is no longer is an infringement or violation, or (3) obtain for Licensee the right to continue its use. If none of the foregoing is reasonably available, then Mentat may terminate this Agreement upon thirty (30) days written notice to Licensee. Upon satisfaction by Licensee of the conditions set forth in Section 7(d), after termination by Mentat in accordance with this Section 9, Mentat shall refund [**].

(d) THE OBLIGATIONS OF MENTAT UNDER THIS SECTION 9 SHALL BE THE SOLE AND EXCLUSIVE REMEDIES OF LICENSEE IN THE EVENT OF ANY SUIT, CLAIM OR PROCEEDING BROUGHT AGAINST LICENSEE ALLEGING THAT THE LICENSED SOFTWARE INFRINGES ANY PATENT OR COPYRIGHT OR VIOLATES A TRADE SECRET RIGHT OF A THIRD PARTY.

10. ENTIRE AGREEMENT

(a) This Agreement is the entire agreement between the parties pertaining to this subject matter and supersedes all proposals or prior and contemporaneous agreements or understandings of the parties regarding such matter, including without limitation the Limited Use License Agreement for Computer Software Package Palm-2001-1 dated June 5, 2001 between Palm, Inc. and Mentat, and all addendums and amendments thereto. Terms and conditions contained in any Licensee purchase order or other ordering document or Mentat acknowledgment or invoice submitted pursuant hereto shall have no binding effect on either party and will not modify this Agreement in any way.

11. MISCELLANEOUS

(a) This Agreement shall not be binding on either party until accepted and executed by each such party.

(b) No delay or failure of either party to exercise any right or remedy will operate as a waiver thereof. No waiver of any of the provisions of this Agreement for a particular situation shall be deemed or constitute a permanent waiver of such provision for any other situation nor shall such waiver constitute a continuing waiver for the same situation if it should occur.

(c) Modification of this Agreement shall not be valid unless in writing and signed by duly authorized representatives of both parties.

(d) This Agreement shall be construed in accordance with and governed by the laws of the State of California without reference to conflicts of laws provisions.

[**] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

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(e) The parties hereto agree not to disclose, advertise, or make known the terms of this Agreement except; (A) with the other party’s prior written consent; or (B) to existing or potential bankers, investors, attorneys, accountants, or similar agents; or (C) as may be required by law or by the order of a court of competent jurisdiction.

(f) Licensee shall not export, re-export, or transfer directly or indirectly Licensed Software to any country for which the United States government requires exporters to obtain an export license or other government approval at the time of export, re-export or transfer, unless prior written authorization is obtained from the appropriate governmental agencies.

(g) Other than failure to make payments when they are due, neither party will be liable for any failure or delay in its performance under this Agreement due to causes, including, but not limited to, acts of God, acts of civil or military authority, fire, epidemic, flood, earthquake, riot, war, sabotage, labor shortages or disputes, and governmental actions, which are beyond its reasonable control, provided that the delayed party: (i) gives the other party written notice of such cause promptly, and in any event within fifteen (15) days of discovery thereof; and (ii) uses its reasonable efforts to correct such failure or delay in its performance. The delayed party’s time for performance or cure under this Section 11(g) will be extended for a period equal to the duration of the cause or thirty (30) days, whichever is less.

(h) The rights and liabilities of the parties hereto will bind and inure to the benefit of their respective successors, executors and administrators, as the case may be; provided that neither party may assign its rights or delegate its obligations under this Agreement either in whole or in part, without the prior written consent of the other party, except that either party shall have the right to assign this Agreement and the obligations hereunder to any successor of such party by way of merger, consolidation or the acquisition of all or substantially all of the business and assets of the assigning party relating to this Agreement or a controlling share of the stock of either party without securing such consent, Any attempted assignment in violation of the provisions of this Section 11(h) will be void.

(i) If for any reason a court of competent jurisdiction finds any provision of this Agreement, or portion thereof, to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect.

(j) All notices required or permitted under this Agreement will be in writing, will reference this Agreement and will be deemed given when: (i) delivered personally; (ii) when sent by confirmed telex or facsimile; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a commercial overnight carrier, specifying next-day delivery, with written verification of receipt. All communications will be sent to the addresses set forth below to or such other address as may be designated by a party by giving written notice to the other party pursuant to this Section 11(j):

PalmSource-2002-1

Licensee:	Mentat:

PalmSource, Inc.	[**]
[**]

(k) This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but which collectively will constitute one and the same instrument.

(l) The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(m) The parties agree to issue a joint press release within thirty (30) days of first commercial release of Palm OS containing Licensed Software. Licensee also agrees that after the parties issue such press release, Mentat shall have the right to list Licensee’s name in any list of Mentat’s customers of the Licensed Software on Mentat’s web site, printed advertising materials, and similar marketing materials, unless otherwise notified by Licensee.

[**] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

MENTAT INC.		PALMSOURCE, INC.

By:	/s/ KAY A. GUYER	By:	/s/ DAVID NAGEL

Name (Print): Kay A. Guyer Title: President Date: July 2, 2002		Name (Print): David Nagel Title: President and CEO Date: 6-30-02

EXHIBIT A

MINIMUM TERMS AND CONDITIONS OF END USER LICENSE

1.                      (“Licensor”) grants the end user (“End User”) a nonexclusive license to use the software accompanying the Licensor Product (“Software”). With respect to the Licensor Desktop Software, End User may reproduce and provide one (1) copy of such Software for each personal computer or Licensor Product on which such Software is used as permitted hereunder. With respect to the Licensor Product Platform Software, End User may use such Software only on one (1) Licensor Product. End User may assign its right under the End User License Agreement to an assignee of all of End User’s rights and interest to the Software only if End User transfers all copies of the Software subject to the End User License Agreement to such assignee and such assignee agrees in writing to be bound by all the terms and conditions of the End User License Agreement.

2. End User agrees not to reverse engineer, decompile or disassemble the Software. End User will not copy the Software except as necessary to use it in accordance with this End User License Agreement. End User agrees that any such copies of the Software shall contain the same proprietary notices which appear on or in the original copy of the Software.

3. Except as stated above, the End User License Agreement does not grant End User any rights (whether by license, ownership or otherwise) in or to intellectual property with respect to the Software.

4. End User will not export or re-export the Software without all appropriate United States and other foreign government licenses.

5. Title to and ownership of the Software and any copy thereof shall remain with Licensor and its suppliers.

6. If the Software is licensed for a proposal or agreement with the United States Government or any contractor therefor, the Software must be legended, marked and licensed as described in Section 10.3 (U.S. Government Restricted Rights Legend) of the Agreement.

7. PalmSource is a specified third party beneficiary of the end user license.

8. EXCEPT FOR ANY LIMITED WARRANTIES PROVIDED BY LICENSOR, NEITHER LICENSOR NOR ITS SUPPLIERS MAKE ANY WARRANTIES, TERMS OR CONDITIONS, EXPRESS, IMPLIED OR STATUTORY, AS TO ANY MATTER WHATSOEVER. IN PARTICULAR, ANY AND ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ACCURACY, AND SATISFACTORY QUALITY ARE EXPRESSLY EXCLUDED ON BEHALF OF LICENSOR AND ITS SUPPLIERS.

9. IN NO EVENT SHALL LICENSOR OR ITS SUPPLIERS HAVE ANY LIABILITY FOR INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL OR PUNITIVE DAMAGES OR LIABILITIES OF ANY KIND OR FOR LOSS OF REVENUE, LOSS OF BUSINESS, OR OTHER FINANCIAL LOSS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, REGARDLESS OF THE FORM OF THE ACTION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR OTHERWISE, EVEN IF ANY REPRESENTATIVE OF LICENSOR OR ITS SUPPLIERS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND EVEN IF ANY LIMITED REMEDY SPECIFIED IN THIS AGREEMENT IS DEEMED TO HAVE FAILED OF ITS ESSENTIAL PURPOSE.

Addendum A: Mentat Portable Streams and Mentat TCP

This Addendum to the License and Distribution Agreement for Computer Software Package PalmSource-2002-1, dated June 28, 2002 (“Effective Date”) between Mentat Inc. (“Mentat”) and PalmSource, Inc. (“Licensee”) is intended by the parties to add the software named herein to the list of Original Software licensed to Licensee by Mentat. The specific terms applicable to the software named herein are stated in this Addendum.

1.	Description of the Licensed Software

(a)	Mentat Portable Streams

(b)	Mentat TCP

2.	License Fees

(a)	[**]

(b)	[**]

(c)	[**]

(d)	[**]

(e)	[**]

3.	Deliverables

(a)	Mentat Portable Streams Deliverables

(i)	[**]

(b)	Mentat TCP Deliverables

(i)	[**]

(c)	Mentat DLPI Template

(i)	[**]

[**] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(d)	Non-Confidential Header Files. For purposes of this Agreement, only the following header files shall be considered non-confidential header files (“Non-Confidential Header Files”) and may be distributed in accordance with Section 2(b) of this Agreement. All other header files not specified in this Section shall be considered Confidential Source Code and shall be subject to all restrictions set forth in the Agreement:

stropts.h

poll.h

stream.h

dlpi.h

tihdr.h

mitli.h

cred.h

tiuser.h

sysmacros.h

socket.h

mibcomm.h

socket.h

sockio.h

un.h

if.h

if_arp.h

if_dl.h

if_types.h

route.h

icmp6.h

igmp.h

in.h

ip.h

ip_icmp.h

ip_mroute.h

ip6.h

tcp.h

udp.h

sockuser.h

arp.h

ip_if.h

ip_ire.h

ip_multi.h

ip6_if.h

ip6_ire.h

ip6_nd.h

mib2.h

tcpopt.h

IN WITNESS WHEREOF, the parties have caused this Addendum to be executed by their duly authorized representatives.

MENTAT INC.		PALMSOURCE, INC.

By:	/s/ KAY A. GUYER	By:	/s/ DAVID C. NAGEL
	Name (Print): Kay A. Guyer Title: President Date: July 2, 2002		Name (Print): David C. Nagel Title: President and CEO Date: 6-30-02

PalmSource-2002-1 Amendment One

This Amendment One (“Amendment”), with an effective date of April 7, 2003 (“Amendment Effective Date”), amends the License and Distribution Agreement for Computer Software Package PalmSource-2002-1 by and between Mentat Inc., a California corporation having a principal place of business at 1145 Gayley Avenue, Suite 315, Los Angeles, CA 90024 (“Mentat”) and PalmSource, Inc. a subsidiary of Palm, Inc., a Delaware corporation having a principal place of business at 1240 Crossman Ave., Sunnyvale, CA 94089 (“Licensee”) entered into on June 28, 2002 (“Agreement”).

For sufficient consideration described in the Agreement, the parties agree as follows:

1.	Section 5(d) of the Agreement shall be replaced in its entirety as follows:

“5(d)    In consideration of the distribution rights granted by Mentat to Licensee in Section 2(b), Licensee agrees to pay the [**].

2.	Addendum A, Section 2(c), shall be replaced in its entirety as follows:

[**]

3.	Addendum A, Section 2(e), shall be modified to change [**].

4.	Except as so amended, the Agreement, including without limitation its Exhibits and Addendums, shall remain in full force and effect; provided, however, that in the event any provision in this Amendment conflicts with any provision in the Agreement, the provision in this Amendment shall govern. Capitalized terms used without definition herein shall have the meanings given them in the Agreement.

[**] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the patties have executed this Addendum by their qualified representatives effective as of the date first above written.

MENTAT INC.		PALMSOURCE, INC.

By:	/s/ KAY A. GUYER	By:	/s/ AL WOOD

Name:	Kay A. Guyer	Name:	Al Wood

Title:	President	Title:	CFO

Date:	April 10, 2003	Date:	4/7/03